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                                                                    Exhibit 3.24

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CARROLS MEDIA SERVICES CORP.

                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

                                      *****

          WE, THE UNDERSIGNED, LAWRENCE E. McLEAN and JACK B. TALSKY, being respectively the President and the Secretary of CARROLS MEDIA SERVICES CORP. hereby certify:

          1. The name of the corporation is CARROLS MEDIA SERVICES CORP. The name under which the corporation was formed is CARROLS OKLAHOMA CINEMAS, INC.

          2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 20th day of June, 1974.

          3. (a) The certificate of Incorporation is amended to change the name of the corporation.

               (b) To effect the foregoing, Article "1." relating to the name of the corporation is amended to read as follows:

          "1. The name of the corporation is QUANTA ADVERTISING CORP."

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          4. The amendment was authorized in the following manner:

          By the unanimous written consent of all the shareholders.

          IN WITNESS WHEREOF, we have signed this certificate on the 9th day of July, 1980, and we affirm the statements contained therein as true under penalties of perjury.


                                        /s/ Lawrence E. McLean
                                        ----------------------------------------
                                        Lawrence E. McLean, President


                                        /s/ Jack B. Talsky
                                        ----------------------------------------
                                        Jack B. Talsky, Secretary